PRICING SUPPLEMENT dated August 18, 2025 (To Equity Index Underlying Supplement dated September 5, 2023, Prospectus Supplement dated September 5, 2023 and Prospectus dated September 5, 2023)	Filed Pursuant to Rule 424(b)(2) Registration No. 333-272447

Canadian Imperial Bank of Commerce $64,020,000 Senior Global Medium-Term Notes Digital Basket-Linked Notes due August 20, 2027

The notes do not bear interest. The amount that you will be paid on your notes on the stated maturity date (August 20, 2027, subject to  adjustment) is based on the performance of a weighted basket comprised of the EURO STOXX 50® Index (38.00% weighting), the TOPIX® Index (26.00% weighting), the FTSE® 100 Index (17.00% weighting), the Swiss Market Index (11.00% weighting) and the S&P/ASX 200 Index (8.00% weighting) (the “basket”) as measured from the trade date (August 18, 2025) to and including the determination date (August 18, 2027, subject to adjustment).  The initial basket level is 100 and the final basket level will equal the sum of the products, as calculated for each basket underlier, of: (i) the final basket underlier level divided by the initial basket underlier level (set on the trade date and equal to the closing level of the basket underlier on the trade date) multiplied by (ii) the applicable initial weighted value for the basket underlier. If the final basket level on the determination date is greater than or equal to the initial basket level, the return on your notes will be positive and you will receive, for each $1,000 principal amount of your notes, the greater of (i) the threshold settlement amount of $1,231.00 for each $1,000 principal amount of your notes and (ii) the sum of $1,000 plus the product of $1,000 times the basket return. If the final basket level declines from the initial basket level, the return on your notes will be negative. You could lose your entire investment in the notes.

To determine your payment at maturity, we will calculate the basket return, which is the percentage increase or decrease in the final basket level from the initial basket level. On the stated maturity date, for each $1,000 principal amount of your notes, you will receive an amount in cash equal to:

●if the basket return is positive or zero (i.e. the final basket level is greater than or equal to the initial basket level), the greater of (i) the threshold settlement amount and (ii) the sum of (a) $1,000 plus (b) the product of (1) $1,000 times (2) the basket return; or

●if the basket return is negative (i.e. the final basket level is less than the initial basket level), the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the basket return. This amount will be less than $1,000 and may be zero.

Declines in one basket underlier may offset increases in the other basket underliers. Due to the unequal weighting of each basket underlier, the performances of the EURO STOXX 50® Index, the TOPIX® Index and the FTSE® 100 Index will have a significantly larger impact on your return on the notes than the performance of the Swiss Market Index or the S&P/ASX 200 Index.

The notes have complex features and investing in the notes involves risks not associated with an investment in conventional debt securities. See “Additional Risk Factors Specific to Your Notes” beginning on page PRS-13 of this Pricing Supplement and “Risk Factors” beginning on page S-1 of the accompanying Underlying Supplement.

Our estimated value of the notes on the trade date, based on our internal pricing models, is $977.30 per note. The estimated value is less than the initial issue price of the notes. See “Additional Information Regarding Estimated Value of the Notes” in this Pricing Supplement.

	Initial Issue Price	Price to Public	Agent’s Commission	Proceeds to Issuer
Per Note	$1,000.00	100.00%	1.50%	98.50%
Total	$64,020,000.00	$64,020,000.00	$960,300.00	$63,059,700.00

The notes are unsecured obligations of Canadian Imperial Bank of Commerce and all payments on the notes are subject to the credit risk of Canadian Imperial Bank of Commerce. The notes will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other government agency or instrumentality of Canada, the United States or any other jurisdiction. The notes are not bail-inable debt securities (as defined on page 6 of the Prospectus). The notes will not be listed on any U.S. securities exchange.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state or provincial securities commission has approved or disapproved of these securities or determined if this Pricing Supplement or the accompanying Underlying Supplement, Prospectus Supplement or Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The issue price, agent’s commission and net proceeds listed above relate to the notes we will sell initially. We may decide to sell additional notes after the trade date, at issue prices and with agent’s commissions and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment will depend in part on the issue price you pay for your notes.

The Bank may use this Pricing Supplement in the initial sale of the notes. Goldman Sachs & Co. LLC (“GS&Co.”) or any of its affiliates or agents may use this Pricing Supplement in a market-making transaction in a note after its initial sale. Unless we, GS&Co. or any of our or its respective affiliates or agents informs the purchaser otherwise in the confirmation of sale, this Pricing Supplement is being used in a market-making transaction.

We will deliver the notes in book-entry form through the facilities of The Depository Trust Company (“DTC”) on August 25, 2025 against payment in immediately available funds.

Goldman Sachs & Co. LLC

Digital Basket-Linked Notes due August 20, 2027

ADDITIONAL INFORMATION REGARDING ESTIMATED VALUE OF THE NOTES

On the cover page of this Pricing Supplement, the Bank has provided the initial estimated value range for the notes. This range of estimated values was determined by reference to the Bank’s internal pricing models, which take into consideration certain factors, such as the Bank’s internal funding rate on the trade date and the Bank’s assumptions about market parameters. For more information about the initial estimated value, see “Additional Risk Factors Specific to Your Notes” beginning on page PRS-13 herein.

The economic terms of the notes (including the threshold settlement amount) are based on the Bank’s internal funding rate, which is the rate the Bank would pay to borrow funds through the issuance of similar market-linked notes, the agent’s commission and the economic terms of certain related hedging arrangements. Due to these factors, the initial issue price you pay to purchase the notes is greater than the initial estimated value of the notes. The Bank’s internal funding rate is typically lower than the rate the Bank would pay when it issues conventional fixed rate debt securities, as discussed further under “Additional Risk Factors Specific to Your Notes — Neither the Bank’s nor GS&Co.’s Estimated Value of the Notes at Any Time Is Determined by Reference to Credit Spreads or the Borrowing Rate the Bank Would Pay for Its Conventional Fixed-Rate Debt Securities” in this Pricing Supplement. The Bank’s use of its internal funding rate reduces the economic terms of the notes to you.

The value of your notes at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell notes in the secondary market (if GS&Co. makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately GS&Co.’s estimate of the market value of your notes on the trade date, based on its pricing models and taking into account the Bank’s internal funding rate, plus an additional amount (initially equal to $31.00 per $1,000 principal amount).

Prior to November 18, 2025, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your notes (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through November 17, 2025). On and after November 18, 2025, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market) will equal approximately the then-current estimated value of your notes determined by reference to such pricing models. For additional information regarding the value of your notes shown in your GS&Co. account statements and the price at which GS&Co. would buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), each based on GS&Co.’s pricing models; see “Additional Risk Factors Specific to Your Notes — The Price at Which GS&Co. Would Buy Or Sell Your Notes (If GS&Co. Makes a Market, Which It Is Not Obligated To Do) Will Be Based on GS&Co.’s Estimated Value of Your Notes” below.

PRS-1

Digital Basket-Linked Notes due August 20, 2027

ABOUT THIS PRICING SUPPLEMENT

You should read this Pricing Supplement together with the Prospectus dated September 5, 2023 (the “Prospectus”), the Prospectus Supplement dated September 5, 2023 (the “Prospectus Supplement”) and the Equity Index Underlying Supplement dated September 5, 2023 (the “Underlying Supplement”), each relating to our Senior Global Medium-Term Notes, for additional information about the notes. Information in this Pricing Supplement supersedes information in the accompanying Underlying Supplement, Prospectus Supplement and Prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the accompanying Underlying Supplement, Prospectus Supplement or Prospectus.

You should rely only on the information contained in or incorporated by reference in this Pricing Supplement and the accompanying Underlying Supplement, Prospectus Supplement and Prospectus. This Pricing Supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this Pricing Supplement and the accompanying Underlying Supplement, Prospectus Supplement and Prospectus, and in the documents referred to in these documents and which are made available to the public. We have not, and GS&Co. has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

We are not, and GS&Co. is not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this Pricing Supplement or the accompanying Underlying Supplement, Prospectus Supplement or Prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this Pricing Supplement nor the accompanying Underlying Supplement, Prospectus Supplement or Prospectus constitutes an offer, or an invitation on our behalf or on behalf of GS&Co., to subscribe for and purchase any of the notes and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

References to “CIBC,” “the Issuer,” “the Bank,” “we,” “us” and “our” in this Pricing Supplement are references to Canadian Imperial Bank of Commerce and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.

You may access the accompanying Underlying Supplement, Prospectus Supplement and Prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

●Underlying Supplement dated September 5, 2023:

https://www.sec.gov/Archives/edgar/data/1045520/000110465923098170/tm2322483d89_424b5.htm

●Prospectus Supplement dated September 5, 2023:

https://www.sec.gov/Archives/edgar/data/1045520/000110465923098166/tm2322483d94_424b5.htm

●Prospectus dated September 5, 2023:

https://www.sec.gov/Archives/edgar/data/1045520/000110465923098163/tm2325339d10_424b3.htm

PRS-2

Digital Basket-Linked Notes due August 20, 2027

SUMMARY INFORMATION

We refer to the notes we are offering by this Pricing Supplement as the “offered notes” or the “notes”. Each of the offered notes has the terms described below. Terms used but not defined in this Pricing Supplement have the meanings set forth in the accompanying Underlying Supplement, Prospectus Supplement or Prospectus. This section is meant as a summary and should be read in conjunction with the accompanying Prospectus, Prospectus Supplement and Underlying Supplement. This Pricing Supplement supersedes any conflicting provisions of the documents listed above.

Key Terms

Issuer:   Canadian Imperial Bank of Commerce

Basket underliers:   The EURO STOXX 50® Index (Bloomberg symbol, “SX5E Index”), as published by STOXX Limited; The TOPIX® Index (Bloomberg symbol, “TPX Index”), as published by JPX Market Innovation & Research, Inc.; The FTSE® 100 Index (Bloomberg symbol, “UKX Index”), as published by FTSE Russell; The Swiss Market Index (Bloomberg symbol, “SMI Index”), as published by SIX Group Ltd. and The S&P/ASX 200 Index (Bloomberg symbol, “AS51 Index”), as published by S&P Dow Jones Indices LLC; see “The Basket and the Basket Underliers” in this Pricing Supplement

Specified currency:   U.S. dollars (“$”)

Principal amount:   Each note will have a principal amount of $1,000; $64,020,000 in the aggregate for all the offered notes; the aggregate principal amount of the offered notes may be increased if the Issuer, at its sole option, decides to sell an additional amount of the offered notes on a date subsequent to the trade date.

Minimum investment:   $1,000 (one note)

Denominations:   $1,000 and integral multiples of $1,000 in excess thereof

Purchase at amount other than the principal amount:   The amount we will pay you on the stated maturity date for your notes will not be adjusted based on the issue price you pay for your notes, so if you acquire notes at a premium (or a discount) to the principal amount and hold them to the stated maturity date, it could affect your investment in a number of ways. The return on your investment in such notes will be lower (or higher) than it would have been had you purchased the notes at the principal amount. In addition, the impact of the threshold settlement amount on the return on your investment will depend upon the price you pay for your notes relative to the principal amount. See “Additional Risk Factors Specific to Your Notes — If You Purchase Your Notes at a Premium to the Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Notes Purchased at the Principal Amount and the Impact of Certain Key Terms of the Notes Will Be Negatively Affected” in this Pricing Supplement.

Cash settlement amount (on the stated maturity date):   For each $1,000 principal amount of your notes, we will pay you on the stated maturity date an amount in cash equal to:

●if the final basket level is greater than or equal to the initial basket level, the greater of (i) the threshold settlement amount and (ii) the sum of (a) $1,000 plus (b) the product of (1) $1,000 times (2) the basket return; or

●if the final basket level is less than the initial basket level, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the basket return.  In this case, the cash settlement amount will be less than the principal amount of the notes, and you will lose some or all of the principal amount.

Threshold settlement amount:   $1,231.00 per note

Initial basket level:   100

Initial weighted value:   The initial weighted value for each of the basket underliers equals the product of the initial weight of such basket underlier times the initial basket level. The initial weight of each basket underlier is shown in the table below:

Basket Underlier	Initial Weight in the Basket
EURO STOXX 50® Index	38.00%
TOPIX® Index	26.00%
FTSE® 100 Index	17.00%
Swiss Market Index	11.00%
S&P/ASX 200 Index	8.00%

Initial EURO STOXX 50® Index level:   5,434.64, which was the closing level of such basket underlier on the trade date

Initial TOPIX® Index level:   3,120.96, which was the closing level of such basket underlier on the trade date

PRS-3

Digital Basket-Linked Notes due August 20, 2027

Initial FTSE® 100 Index level:   9,157.74, which was the closing level of such basket underlier on the trade date

Initial Swiss Market Index level:   12,071.88, which was the closing level of such basket underlier on the trade date

Initial S&P/ASX 200 Index level:   8,959.270, which was the closing level of such basket underlier on the trade date

Final EURO STOXX 50® Index level:   The closing level of such basket underlier on the determination date

Final TOPIX® Index level:   The closing level of such basket underlier on the determination date

Final FTSE® 100 Index level:   The closing level of such basket underlier on the determination date

Final Swiss Market Index level:   The closing level of such basket underlier on the determination date

Final S&P/ASX 200 Index level:   The closing level of such basket underlier on the determination date

Final basket level:   The sum of the following: (1) the final EURO STOXX 50® Index level divided by the initial EURO STOXX 50® Index level, multiplied by the initial weighted value of the EURO STOXX 50® Index plus (2) the final TOPIX® Index level divided by the initial TOPIX® Index level, multiplied by the initial weighted value of the TOPIX® Index plus (3) the final FTSE® 100 Index level divided by the initial FTSE® 100 Index level, multiplied by the initial weighted value of the FTSE® 100 Index plus (4) the final Swiss Market Index level divided by the initial Swiss Market Index level, multiplied by the initial weighted value of the Swiss Market Index plus (5) the final S&P/ASX 200 Index level divided by the initial S&P/ASX 200 Index level, multiplied by the initial weighted value of the S&P/ASX 200 Index

Basket return:   The quotient of (1) the final basket level minus the initial basket level divided by (2) the initial basket level, expressed as a positive or negative percentage

Trade date:   August 18, 2025

Original issue date (settlement date):   August 25, 2025

Determination date:   August 18, 2027, subject to adjustment as described under “Certain Terms of the Notes—Valuation Dates” in the accompanying Underlying Supplement.

Stated maturity date:   August 20, 2027, subject to adjustment as described under “Certain Terms of the Notes—Interest Payment Dates, Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Underlying Supplement.

Market disruption event:   With respect to any given trading day, any of the following will be a market disruption event with respect to a basket underlier:

●a suspension, absence or material limitation of trading in basket underlier stocks (as defined below) constituting 20% or more, by weight, of the basket underlier on their respective primary markets, in each case for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion,

●a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to such basket underlier or to basket underlier stocks constituting 20% or more, by weight, of such basket underlier in their respective primary markets for those contracts, in each case for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

●basket underlier stocks constituting 20% or more, by weight, of such basket underlier, or option or futures contracts, if available, relating to such basket underlier or to basket underlier stocks constituting 20% or more, by weight, of such basket underlier do not trade on what were the respective primary markets for those basket underlier stocks or contracts, as determined by the calculation agent in its sole discretion, and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of us or any of our affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes. For more information about hedging by us and/or any of our affiliates, see “Use of Proceeds and Hedging” in the accompanying Underlying Supplement.

The following events will not be market disruption events with respect to a basket underlier:

●a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and

●a decision to permanently discontinue trading in the option or futures contracts relating to the basket underlier or to any underlier stock.

For this purpose, an “absence of trading” in the primary securities market on which a basket underlier stock, or on which option or futures contracts, if available, relating to the basket underlier or to any basket underlier stock are traded will not

PRS-4

Digital Basket-Linked Notes due August 20, 2027

include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in a basket underlier stock or in option or futures contracts, if available, relating to the basket underlier or to any basket underlier stock in the primary market for that stock or those contracts, by reason of:

●a price change exceeding limits set by that market,

●an imbalance of orders relating to that basket underlier stock or those contracts, or

●a disparity in bid and ask quotes relating to that basket underlier stock or those contracts,

will constitute a suspension or material limitation of trading in that basket underlier stock or those contracts in that market.

A market disruption event with respect to one or more basket underliers will not, by itself, constitute a market disruption event for the remaining unaffected basket underlier.

Closing level:   As described under “Certain Terms of the Notes –– Certain Definitions –– Closing Level” in the accompanying Underlying Supplement

No listing:   The offered notes will not be listed on any securities exchange

Calculation agent:   Canadian Imperial Bank of Commerce. We may appoint a different calculation agent without your consent and without notifying you

CUSIP / ISIN:   13607XZK6 / US13607XZK61

PRS-5

Digital Basket-Linked Notes due August 20, 2027

SUPPLEMENTAL TERMS OF THE NOTES

For purposes of the notes offered by this Pricing Supplement, all references to each of the following terms used in the accompanying Underlying Supplement will be deemed to refer to the corresponding term used in this Pricing Supplement, as set forth in the table below:

Underlying Supplement Term	Pricing Supplement Term
Final Valuation Date	determination date
maturity date	stated maturity date
Reference Asset	basket
Basket Components	basket underlier
Index Sponsor	basket underlier sponsor

PRS-6

Digital Basket-Linked Notes due August 20, 2027

HYPOTHETICAL EXAMPLES

The following table and chart are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate the impact that the various hypothetical final basket levels or hypothetical closing levels of the basket underliers, as applicable, on the determination date could have on the cash settlement amount at maturity assuming all other variables remain constant.

The examples below are based on a range of final basket levels and closing levels of the basket underliers that are entirely hypothetical; the basket level on any day throughout the life of the notes, including the final basket level on the determination date, cannot be predicted. The basket underliers have been highly volatile in the past — meaning that the levels of the basket underliers have changed considerably in relatively short periods — and their performances cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered notes assuming that they are purchased on the original issue date at the principal amount and held to the stated maturity date. If you sell your notes in a secondary market prior to the stated maturity date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the table below, such as interest rates, the volatility of the basket underliers and the creditworthiness of CIBC. In addition, the estimated value of your notes at the time the terms of your notes were set on the trade date (as determined by reference to pricing models used by CIBC) is less than the initial issue price of your notes. For more information on the estimated value of your notes, see “Additional Risk Factors Specific to Your Notes — The Bank’s Initial Estimated Value of the Notes at the Time of Pricing (When the Terms of Your Notes Were Set on the Trade Date) Is Lower Than the Initial Issue Price of the Notes” in this Pricing Supplement and “Additional Information Regarding Estimated Value of the Notes” in this Pricing Supplement. The information in the following hypothetical examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Principal amount	$1,000
Threshold settlement amount	$1,231.00 per note
Hypothetical initial level of each basket underlier	100.00

Neither a market disruption event nor a non-trading day occurs with respect to any basket underlier on the originally scheduled determination date

No change in or affecting any of the basket underliers or the method by which any of the basket underlier sponsors calculates the EURO STOXX 50® Index, the TOPIX® Index, the FTSE® 100 Index, the Swiss Market Index or the S&P/ASX 200 Index, respectively

Notes purchased on original issue date at the principal amount and held to the stated maturity date

The actual performance of the basket over the life of your notes, as well as the cash settlement amount payable at maturity, if any, may bear little relation to the hypothetical examples shown below or to the historical levels of each basket underlier shown elsewhere in this Pricing Supplement. For information about the historical levels of each basket underlier during recent periods, see “The Basket and the Basket Underliers — Historical Closing Levels of the Basket Underliers” below. Before investing in the offered notes, you should consult publicly available information to determine the level of the basket underliers between the date of this Pricing Supplement and the date of your purchase of the offered notes.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the basket underliers.

The levels in the left column of the table below represent hypothetical final basket levels and are expressed as percentages of the initial basket level. The amounts in the right column represent the hypothetical cash settlement amounts, based on the corresponding hypothetical final basket level (expressed as a percentage of the initial basket level), and are expressed as percentages of the principal amount of a note (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical cash settlement amount of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding principal amount of the offered notes on the stated maturity date would equal 100.000% of the principal amount of a note, based on the corresponding hypothetical final basket level (expressed as a percentage of the initial basket level) and the assumptions noted above.

PRS-7

Digital Basket-Linked Notes due August 20, 2027

Hypothetical Final Basket Level (as Percentage of Initial Basket Level)	Hypothetical Cash Settlement Amount (as Percentage of Principal Amount)
200.000%	200.000%
150.000%	150.000%
140.000%	140.000%
130.000%	130.000%
123.100%	123.100%
120.000%	123.100%
110.000%	123.100%
105.000%	123.100%
100.000%	123.100%
90.000%	90.000%
80.000%	80.000%
70.000%	70.000%
60.000%	60.000%
50.000%	50.000%
25.000%	25.000%
10.000%	10.000%
0.000%	0.000%

If, for example, the final basket level were determined to be 25.000% of the initial basket level, the cash settlement amount that we would deliver on your notes at maturity would be 25.000% of the principal amount of your notes, as shown in the table above. As a result, if you purchased your notes on the original issue date at the principal amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your notes at a premium to principal amount you would lose a correspondingly higher percentage of your investment). If the final basket level were determined to be 0.000% of the initial basket level, you would lose your entire investment in the notes.

The following chart shows a graphical illustration of the hypothetical cash settlement amounts that we would pay on your notes on the stated maturity date, if the final basket level were any of the hypothetical levels shown on the horizontal axis. The hypothetical cash settlement amounts in the chart are expressed as percentages of the principal amount of your notes and the hypothetical final basket levels are expressed as percentages of the initial basket level. The chart shows that any hypothetical final basket level of less than 100.000% (the section left of the 100.000% marker on the horizontal axis) would result in a hypothetical cash settlement amount of less than 100.000% of the principal amount of your notes (the section below the 100.000% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes.

PRS-8

Digital Basket-Linked Notes due August 20, 2027

The following examples illustrate the hypothetical cash settlement amount at maturity for each note based on hypothetical final levels of the basket underliers, calculated based on the key terms and assumptions above. The levels in Column A represent hypothetical initial levels for each basket underlier, and the levels in Column B represent hypothetical final levels for each basket underlier. The percentages in Column C represent hypothetical final levels for each basket underlier in Column B expressed as percentages of the corresponding hypothetical initial levels in Column A. The amounts in Column D represent the applicable initial weighted value for each basket underlier, and the amounts in Column E represent the products of the percentages in Column C times the corresponding amounts in Column D. The final basket level for each example is shown beneath each example, and will equal the sum of the products shown in Column E. The basket return for each example is shown beneath the final basket level for such example, and will equal the quotient of (i) the final basket level for such example minus the initial basket level divided by (ii) the initial basket level, expressed as a percentage. The values below have been rounded for ease of analysis.

The hypothetical initial level for each basket underlier of 100.00 has been chosen for illustrative purposes only and does not represent the actual initial level for that basket underlier. For historical data regarding the actual historical levels of the basket underliers, please see the historical information set forth below under “The Basket and the Basket Underliers.”

PRS-9

Digital Basket-Linked Notes due August 20, 2027

Example 1: The final basket level is greater than the initial basket level. The cash settlement amount at maturity is greater than the threshold settlement amount and reflects the appreciation of the Basket.

	Column A	Column B	Column C	Column D	Column E
Basket Underlier	Hypothetical Initial Level	Hypothetical Final Level	Column B / Column A	Initial Weighted Value	Column C x Column D
EURO STOXX 50® Index	100.00	200.00	200.00%	38.00	76.00
TOPIX® Index	100.00	200.00	200.00%	26.00	52.00
FTSE® 100 Index	100.00	200.00	200.00%	17.00	34.00
Swiss Market Index	100.00	200.00	200.00%	11.00	22.00
S&P/ASX 200 Index	100.00	200.00	200.00%	8.00	16.00
				Final Basket Level:	200.00
				Basket Return:	100.00%

In this example, all of the hypothetical final levels for the basket underliers are greater than the applicable hypothetical initial levels, which results in the hypothetical final basket level being greater than the initial basket level of 100.00. Since the hypothetical final basket level was determined to be 200.00, which increases from the initial basket level by an amount that is greater than the return represented by the threshold settlement amount, the hypothetical cash settlement amount for each $1,000 principal amount of your notes will be greater than the threshold settlement amount and will equal:

Cash settlement amount = $1,000 + ($1,000 × 100.00%) = $2,000.00

Example 2: The final basket level is greater than the initial basket level. The cash settlement amount at maturity equals the threshold settlement amount.

	Column A	Column B	Column C	Column D	Column E
Basket Underlier	Hypothetical Initial Level	Hypothetical Final Level	Column B / Column A	Initial Weighted Value	Column C x Column D
EURO STOXX 50® Index	100.00	103.00	103.00%	38.00	39.14
TOPIX® Index	100.00	103.00	103.00%	26.00	26.78
FTSE® 100 Index	100.00	103.00	103.00%	17.00	17.51
Swiss Market Index	100.00	103.00	103.00%	11.00	11.33
S&P/ASX 200 Index	100.00	103.00	103.00%	8.00	8.24
				Final Basket Level:	103.00
				Basket Return:	3.00%

In this example, all of the hypothetical final levels for the basket underliers are greater than the applicable hypothetical initial levels, which results in the hypothetical final basket level being greater than the initial basket level of 100.00. Since the hypothetical final basket level was determined to be 103.00, which increases from the initial basket level by an amount that is less than the return represented by the threshold settlement amount, the hypothetical cash settlement amount for each $1,000 principal amount of your notes will equal the threshold settlement amount of $1,231.00 (i.e. 123.100% of each $1,000 principal amount of your notes).

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Example 3: The final basket level is less than the initial basket level. The cash settlement amount at maturity is less than the $1,000 principal amount.

	Column A	Column B	Column C	Column D	Column E
Basket Underlier	Hypothetical Initial Level	Hypothetical Final Level	Column B / Column A	Initial Weighted Value	Column C x Column D
EURO STOXX 50® Index	100.00	50.00	50.00%	38.00	19.00
TOPIX® Index	100.00	100.00	100.00%	26.00	26.00
FTSE® 100 Index	100.00	100.00	100.00%	17.00	17.00
Swiss Market Index	100.00	110.00	110.00%	11.00	12.10
S&P/ASX 200 Index	100.00	110.00	110.00%	8.00	8.80
				Final Basket Level:	82.90
				Basket Return:	-17.10%

In this example, the hypothetical final level of the EURO STOXX 50® Index is less than its hypothetical initial level, while the hypothetical final levels of the TOPIX® Index and the FTSE® 100 Index are equal to their applicable hypothetical initial levels and the hypothetical final levels of the Swiss Market Index and the S&P/ASX 200 Index are greater than their applicable initial levels.

Because the basket is unequally weighted, increases in the lower weighted basket underliers will be offset by decreases in the more heavily weighted basket underliers. In this example, the large decline in the EURO STOXX 50® Index results in the hypothetical final basket level being less than the initial basket level even though the TOPIX® Index and the FTSE® 100 Index remained flat and the Swiss Market Index and the S&P/ASX 200 Index increased.

Since the hypothetical final basket level of 82.90 is less than the initial basket level, the hypothetical cash settlement amount for each $1,000 principal amount of your notes will equal:

Cash settlement amount = $1,000 + ($1,000 × -17.10%) = $829.00

Example 4: The final basket level is less than the initial basket level. The cash settlement amount at maturity is less than the $1,000 principal amount.

	Column A	Column B	Column C	Column D	Column E
Basket Underlier	Hypothetical Initial Level	Hypothetical Final Level	Column B / Column A	Initial Weighted Value	Column C x Column D
EURO STOXX 50® Index	100.00	55.00	55.00%	38.00	20.90
TOPIX® Index	100.00	46.00	46.00%	26.00	11.96
FTSE® 100 Index	100.00	47.00	47.00%	17.00	7.99
Swiss Market Index	100.00	45.00	45.00%	11.00	4.95
S&P/ASX 200 Index	100.00	50.00	50.00%	8.00	4.00
				Final Basket Level:	49.80
				Basket Return:	-50.20%

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In this example, the hypothetical final levels for all of the basket underliers are less than the applicable hypothetical initial levels, which results in the hypothetical final basket level being less than the initial basket level of 100.00. Since the hypothetical final basket level of 49.80 is less than the initial basket level, the hypothetical cash settlement amount for each $1,000 principal amount of your notes will equal:

Cash settlement amount = $1,000 + ($1,000 × -50.20%) = $498.00

The cash settlement amounts at maturity shown above are entirely hypothetical; they are based on levels of the basket underliers that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your notes on the stated maturity date or at any other time, including any time you may wish to sell your notes, may bear little relation to the hypothetical cash settlement amounts at maturity shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered notes. The hypothetical cash settlement amounts on notes held to the stated maturity date in the examples above assume you purchased your notes at their principal amount and have not been adjusted to reflect the actual issue price you pay for your notes. The return on your investment (whether positive or negative) in your notes will be affected by the amount you pay for your notes. If you purchase your notes for a price other than the principal amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Risk Factors— Market Valuation Risks— The market value of the notes will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount” in the accompanying Underlying Supplement.

Payments on the notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the notes are economically equivalent to a combination of an interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the notes or the U.S. federal income tax treatment of the notes, as described elsewhere in this Pricing Supplement.

We cannot predict the actual final basket level on the determination date, nor can we predict the relationship between the level of each basket underlier and the market value of your notes at any time prior to the stated maturity date. The actual amount that you will receive, if any, at maturity and the rate of return on the offered notes will depend on the actual final basket level determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your notes, if any, on the stated maturity date may be very different from the information reflected in the table, examples and chart above.

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ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES

An investment in your notes is subject to the risks described below, as well as the risks and considerations described under “Risk Factors” in the accompanying Prospectus, Prospectus Supplement and Underlying Supplement. You should carefully review these risks and considerations as well as the terms of the notes described herein and in the accompanying Prospectus, Prospectus Supplement and Underlying Supplement. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the underlier stocks, i.e., with respect to a basket underlier to which your notes are linked, the stocks comprising such basket underlier. You should carefully consider whether the offered notes are suited to your particular circumstances.

Structure Risks

You May Lose Your Entire Investment in the Notes

You may lose your entire investment in the notes. The cash payment on your notes, if any, on the stated maturity date will be based on the performance of a weighted basket comprised of the EURO STOXX 50® Index, the TOPIX® Index, the FTSE® 100 Index, the Swiss Market Index and the S&P/ASX 200 Index as measured from the initial basket level of 100 to the final basket level for your notes on the determination date. If the final basket level is less than the initial basket level, you will lose, for each $1,000 of the principal amount of your notes, an amount equal to the product of (i) the basket return times (ii) $1,000. Thus, you may lose your entire investment in the notes, which would include any premium to principal amount you paid when you purchased the notes.

Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive significantly less than the amount of your investment in the notes.

The Amount Payable on Your Notes Is Not Linked to the Level of Each Basket Underlier at Any Time Other than the Determination Date

The final basket level will be the closing levels of the basket underliers on the determination date (subject to adjustment as described in the accompanying Underlying Supplement). Therefore, if the closing levels of the basket underliers dropped precipitously on the determination date, the cash settlement amount for your notes may be significantly less than it would have been had the cash settlement amount been linked to the closing levels of the basket underliers prior to such drop in the levels of the basket underliers. Although the actual levels of the basket underliers on the stated maturity date or at other times during the life of your notes may be higher than the closing levels of the basket underliers on the determination date, you will not benefit from the closing levels of the basket underliers at any time other than on the determination date.

Your Notes Do Not Bear Interest

You will not receive any interest payments on your notes. As a result, even if the cash settlement amount payable for your notes on the stated maturity date exceeds the principal amount of your notes, the overall return you earn on your notes may be less than you would have earned by investing in a non-index-linked debt security of comparable maturity that bears interest at a prevailing market rate.

Underlier Risks

An Investment in the Notes Is Subject to Risks Associated with Foreign Securities

The value of your notes is linked to basket underliers that are comprised of stocks from one or more foreign securities markets. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the SEC. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political

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instability, natural disaster or adverse public health developments. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

The Lower Performance of One Basket Underlier May Offset an Increase in the Other Basket Underliers

Declines in the level of one basket underlier may offset increases in the levels of the other basket underliers. As a result, any return on the basket — and thus on your notes — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your notes at maturity. In addition, because the basket underliers are not equally weighted, increases in the lower weighted basket underliers may be offset by even small decreases in the more heavily weighted basket underliers.

You Have No Shareholder Rights or Rights to Receive Any Basket Underlier Stock

Investing in the notes will not make you a holder of any of the basket underlier stocks. Neither you nor any other holder or owner of the notes will have any rights with respect to the basket underlier stocks, including any voting rights, any right to receive dividends or other distributions, any rights to make a claim against the basket underlier stocks or any other rights of a holder of the basket underlier stocks. Your notes will be paid in cash and you will have no right to receive delivery of any basket underlier stocks.

We Cannot Control Actions By Any of the Unaffiliated Companies Whose Securities Are Included in the Basket Underliers

Actions by any company whose securities are included in any of the basket underliers may have an adverse effect on the price of its security, the final basket level and the value of the notes. These companies will not be involved in the offering of the notes and will have no obligations with respect to the notes, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the notes and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the notes to be issued. These companies will not be involved with the administration, marketing or trading of the notes and will have no obligations with respect to the cash settlement amount to be paid to you at maturity.

We and Our Respective Affiliates Have No Affiliation with the Sponsor of any of the Basket Underliers and Have Not Independently Verified Its Public Disclosure of Information

We and our respective affiliates are not affiliated in any way with the sponsor of any of the basket underliers and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the respective basket underliers. We have derived the information about each of the basket underliers and its sponsor contained herein from publicly available information, without independent verification. You, as an investor in the notes, should make your own investigation into the basket underliers and the sponsors of the basket underliers. None of the sponsors of the basket underliers is involved in the offering of the notes made hereby in any way or has any obligation to consider your interest as an owner of notes in taking any actions that might affect the value of the notes.

The Historical Performance of the Basket Underliers Should Not Be Taken as an Indication of their Future Performance

The final level of the basket underliers will determine the amount to be paid on the notes at maturity. The historical performance of the basket underliers do not necessarily give an indication of their future performance. As a result, it is impossible to predict whether the level of the basket underliers will rise or fall during the term of the notes. The level of each basket underlier will be influenced by complex and interrelated political, economic, financial and other factors.

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Conflicts of Interest

There Are Potential Conflicts of Interest Between You and the Calculation Agent

The calculation agent will, among other things, determine the cash settlement amount payable at maturity of the notes. We will serve as the calculation agent. We may appoint a different calculation agent without your consent and without notifying you. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting a basket underlier has occurred. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of one of our affiliates or a similarly situated party to unwind our hedge positions. Since this determination by the calculation agent will affect the payment at maturity on the notes, the calculation agent may have a conflict of interest if it needs to make a determination of this kind. See “Certain Terms of the Notes — Role of the Calculation Agent” in the accompanying Underlying Supplement.

Our Economic Interests and Those of GS&Co. and any Dealer Participating in the Offering of the Notes Will Potentially Be Adverse to Your Interests

You should be aware of the following ways in which our economic interests and those of GS&Co. and any dealer participating in the distribution of the notes, which we refer to as a “participating dealer,” will potentially be adverse to your interests as an investor in the notes. In engaging in certain of the activities described below, our affiliates, GS&Co. or its affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the notes, and in so doing they will have no obligation to consider your interests as an investor in the notes. Our affiliates, GS&Co. or its affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the notes.

●Research reports by our affiliates, GS&Co. or its affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the notes and may adversely affect the level of a basket underlier. Our affiliates, GS&Co. or its affiliates or any dealer participating in the offering of the notes or its affiliates may, at present or in the future, publish research reports on a basket underlier or any underlier stocks. This research will be modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any research reports on a basket underlier or any underlier stocks could adversely affect the level of such basket underlier and, therefore, adversely affect the value of and your return on the notes. You are encouraged to derive information concerning a basket underlier from multiple sources and should not rely on the views expressed by us or our affiliates, GS&Co. or its affiliates or any participating dealer or its affiliates. In addition, any research reports on a basket underlier or any underlier stocks published on or prior to the trade date could result in an increase in the level of such basket underlier on the trade date, which would adversely affect investors in the notes by increasing the closing level at which a basket underlier must close on the determination date in order for investors in the notes to receive a favorable return.

●Hedging activities by our affiliates, GS&Co. or its affiliates or any participating dealer or its affiliates may adversely affect the level of a basket underlier. We expect to hedge our obligations under the notes through one or more hedge counterparties, which may include our affiliates, GS&Co. or its affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparty may acquire any underlier stocks and/or other instruments linked to a basket underlier or any underlier stocks. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparty has a long hedge position in a basket underlier or any underlier stocks, or derivative or synthetic instruments related to a basket underlier or any underlier stocks, they may liquidate a portion of such holdings at or about the time of the determination date or at or about the time of a change in a basket underlier or any underlier stocks. These hedging activities could potentially adversely affect the level of a basket underlier and, therefore, adversely affect the value of and your return on the notes.

●Trading activities by our affiliates, GS&Co. or its affiliates or any participating dealer or its affiliates may adversely affect the level of a basket underlier. Our affiliates, GS&Co. or its affiliates or any participating dealer or its affiliates may engage in trading in any underlier stocks and other instruments relating to a basket underlier or any underlier stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the level of a basket underlier and, therefore, adversely affect the value of and your return on the notes.

●A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession or any distribution expense fee, creating a further incentive for the participating dealer to sell the notes to you. If any participating dealer or any of its affiliates conducts hedging

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activities for us in connection with the notes, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any concession or distribution expense fee that the participating dealer receives for the sale of the notes to you. This additional projected profit may create a further incentive for the participating dealer to sell the notes to you.

Tax Risks

The U.S. Federal Tax Consequences of An Investment in the Notes Are Unclear

There is no direct legal authority regarding the proper U.S. federal tax treatment of the notes, and we do not plan to request a ruling from the U.S. Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the notes are uncertain, and the IRS or a court might not agree with the treatment of the notes as prepaid cash-settled derivative contracts. If the IRS were successful in asserting an alternative treatment of the notes, the tax consequences of the ownership and disposition of the notes might be materially and adversely affected. The U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. See “Material U.S. Federal Income Tax Consequences” in the accompanying Underlying Supplement. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. Both U.S. and non-U.S. persons considering an investment in the notes should review carefully the section of the accompanying Underlying Supplement entitled “Material U.S. Federal Income Tax Consequences” and consult their tax advisers regarding the U.S. federal tax consequences of an investment in the notes (including possible alternative treatments and the issues presented by the notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

There Can Be No Assurance that the Canadian Federal Income Tax Consequences of an Investment in the Notes Will Not Change in the Future

There can be no assurance that Canadian federal income tax laws, the judicial interpretation thereof, or the administrative policies and assessing practices of the Canada Revenue Agency will not be changed in a manner that adversely affects investors. For a discussion of the Canadian federal income tax consequences of investing in the notes, please read the section of this Pricing Supplement entitled “Certain Canadian Federal Income Tax Considerations” as well as the section entitled “Material Income Tax Consequences — Canadian Taxation” in the accompanying Prospectus. You should consult your tax advisor with respect to your own particular situation.

General Risks

The Notes Are Subject to the Credit Risk of the Bank

Although the return on the notes will be based on the performance of the basket underliers, the payment of any amount due on the notes is subject to the credit risk of the Bank, as issuer of the notes. The notes are our unsecured obligations. As further described in the accompanying Prospectus and Prospectus Supplement, the notes will rank on par with all of the other unsecured and unsubordinated debt obligations of the Bank, except such obligations as may be preferred by operation of law. Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. See “Description of Senior Debt Securities — Ranking” in the accompanying Prospectus.

The Bank’s Initial Estimated Value of the Notes at the Time of Pricing (When the Terms of Your Notes Were Set on the Trade Date) Is Lower Than the Initial Issue Price of the Notes

The Bank’s initial estimated value of the notes is only an estimate. The initial issue price of the notes exceeds the Bank’s initial estimated value. The difference between the initial issue price of the notes and the Bank’s initial estimated value reflects costs associated with selling and structuring the notes, as well as hedging its obligations under the notes with a third party.

Neither the Bank’s nor GS&Co.’s Estimated Value of the Notes at Any Time Is Determined by Reference to Credit Spreads or the Borrowing Rate the Bank Would Pay for Its Conventional Fixed-Rate Debt Securities

The Bank’s initial estimated value of the notes was determined and GS&Co.’s estimated value of the notes at any time are determined by reference to the Bank’s internal funding rate. The internal funding rate used in the determination of the estimated value of the notes generally represents a discount from the credit spreads for the Bank’s conventional fixed-rate debt securities and the borrowing rate the Bank would pay for its conventional fixed-rate debt securities. This discount is

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based on, among other things, the Bank’s view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the Bank’s conventional fixed-rate debt securities. If the interest rate implied by the credit spreads for the Bank’s conventional fixed-rate debt securities or the borrowing rate the Bank would pay for its conventional fixed-rate debt securities were to be used, the Bank would expect the economic terms of the notes to be more favorable to you. Consequently, the use of an internal funding rate for the notes increases the estimated value of the notes at any time and has an adverse effect on the economic terms of the notes.

The Bank’s Initial Estimated Value of the Notes Does Not Represent Future Values of the Notes and May Differ From Others’ (Including GS&Co.’s) Estimates

The Bank’s initial estimated value of the notes was determined by reference to its internal pricing models when the terms of the notes were set. These pricing models consider certain factors, such as the Bank’s internal funding rate on the trade date, the expected term of the notes, market conditions and other relevant factors existing at that time, and the Bank’s assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions (including the pricing models and assumptions used by GS&Co.) could provide valuations for the notes that are different, and perhaps materially lower, from the Bank’s initial estimated value. Therefore, the price at which GS&Co. or any other party would buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do) may be materially lower than the Bank’s initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

The Price at Which GS&Co. Would Buy Or Sell Your Notes (If GS&Co. Makes a Market, Which It Is Not Obligated To Do) Will Be Based on GS&Co.’s Estimated Value of Your Notes

GS&Co.’s estimated value of the notes is determined by reference to its pricing models and takes into account the Bank’s internal funding rate. The price at which GS&Co. would initially buy or sell your notes in the secondary market (if GS&Co. makes a market, which it is not obligated to do) exceeds GS&Co.’s estimated value of your notes at the time of pricing. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Additional Information Regarding Estimated Value of the Notes” above) will decline to zero on a straight line basis over the period from the trade date through the applicable date set forth above under “Additional Information Regarding Estimated Value of the Notes” above. Thereafter, if GS&Co. buys or sells your notes, it will do so at prices that reflect the estimated value determined by reference to GS&Co.’s pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes. If GS&Co. calculated its estimated value of your notes by reference to the Bank’s credit spreads or the borrowing rate the Bank would pay for its conventional fixed-rate debt securities (as opposed to the Bank’s internal funding rate), the price at which GS&Co. would buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do) could be significantly lower.

GS&Co.’s pricing models consider certain variables, including principally the Bank’s internal funding rate, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes.  These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to GS&Co.’s models, taking into account the Bank’s internal funding rate, due to, among other things, any differences in pricing models or assumptions used by others. See “Risk Factors—Market Valuation Risks—The market value of the notes will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount” in the accompanying Underlying Supplement.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in the Bank’s creditworthiness or perceived creditworthiness. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus GS&Co.’s then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes. See “—The Notes Will Not Be Listed on Any Securities Exchange and Your Notes May Not Have an Active Trading Market” below.

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The Notes Will Not Be Listed on Any Securities Exchange and We Do Not Expect A Trading Market For the Notes to Develop

The notes will not be listed on any securities exchange. Although GS&Co. and/or its affiliates may purchase the notes from holders, they are not obligated to do so and are not required to make a market for the notes. There can be no assurance that a secondary market will develop for the notes. Because we do not expect that any market makers will participate in a secondary market for the notes, the price at which you may be able to sell your notes is likely to depend on the price, if any, at which GS&Co. and/or its affiliates are willing to buy your notes.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your notes prior to maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the notes to maturity.

We May Sell an Additional Aggregate Principal Amount of the Notes at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate principal amount of the notes subsequent to the trade date. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the initial issue price you paid as provided on the cover of this Pricing Supplement.

If You Purchase Your Notes at a Premium to the Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Notes Purchased at the Principal Amount and the Impact of Certain Key Terms of the Notes Will Be Negatively Affected

The cash settlement amount will not be adjusted based on the issue price you pay for the notes. If you purchase notes at a price that differs from the principal amount of the notes, then the return on your investment in such notes held to the stated maturity date will differ from, and may be substantially less than, the return on notes purchased at the principal amount. If you purchase your notes at a premium to the principal amount and hold them to the stated maturity date, the return on your investment in the notes will be lower than it would have been had you purchased the notes at the principal amount or a discount to the principal amount. In addition, the impact of the threshold settlement amount on the return on your investment will depend upon the price you pay for your notes relative to principal amount. For example, if you purchase your notes at a premium to principal amount, the threshold settlement amount will only permit a lower positive return on your investment in the notes than would have been the case for notes purchased at principal amount or a discount to principal amount.

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THE BASKET AND THE BASKET UNDERLIERS

The Basket

The basket is comprised of five basket underliers with the following initial weights within the basket: the EURO STOXX 50® Index (38.00% weighting), the TOPIX® Index (26.00% weighting), the FTSE® 100 Index (17.00% weighting), the Swiss Market Index (11.00% weighting) and the S&P/ASX 200 Index (8.00% weighting). For additional information about the basket underliers, see the relevant information set forth in the accompanying Underlying Supplement.

In addition, information about each basket underlier may be obtained from other sources including, but not limited to, that basket underlier sponsor’s website. We are not incorporating by reference into this pricing supplement the website or any material it includes. None of us, GS&Co. or any of our respective affiliates makes any representation that such publicly available information regarding any basket underlier is accurate or complete.

The EURO STOXX 50® Index

The EURO STOXX 50® Index represents the performance of the 50 largest companies among the 20 supersectors in terms of free-float market capitalization in the Eurozone.

The TOPIX® Index

The TOPIX® Index, also known as the Tokyo Stock Price Index, is a free-float adjusted market capitalization-weighted index covering an extensive proportion of the Japanese stock market.

The FTSE® 100 Index

The FTSE® 100 Index is designed to measure the performance of the 100 largest companies traded on the London Stock Exchange.

The Swiss Market Index (SMI®)

The Swiss Market Index is a free-float adjusted market capitalization-weighted price return index of the Swiss equity market. The Swiss Market Index comprises the 20 most highly capitalized and liquid stocks of the Swiss Performance Index®.

The S&P/ASX 200 Index

The S&P/ASX 200 Index measures the performance of the 200 largest index-eligible stocks listed on the Australian Securities Exchange by float-adjusted market capitalization.

Historical Closing Levels of the Basket Underliers

The respective closing level of the basket underliers have fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the level of any of the basket underliers during the period shown below is not an indication that the basket underliers are more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical levels of the basket or the basket underliers as an indication of the future performances of the basket underliers. Before investing in the offered notes, you should consult publicly available information to determine the level of the basket underliers between the date of this Pricing Supplement and the date of your purchase of the offered notes. We cannot give you any assurance that the future performance of the basket, basket underliers or the basket underlier stocks will result in your receiving an amount greater than the outstanding principal amount of your notes on the stated maturity date.

None of us, GS&Co. or any of our respective affiliates makes any representation to you as to the performance of the basket or the basket underliers. Before investing in the offered notes, you should consult publicly available information to determine the levels of the basket underliers between the date of this Pricing Supplement and the date of your purchase of the offered notes. The actual performance of the basket and the basket underliers over the life of the offered notes, as well as the cash settlement amount at maturity, may bear little relation to the historical closing levels shown below.

The graphs below show the daily historical closing levels of the EURO STOXX 50® Index, the TOPIX® Index, the FTSE® 100 Index, the Swiss Market Index and the S&P/ASX 200 Index from August 18, 2015 through August 18, 2025. The graphs are for illustrative purposes only. We obtained the closing levels in the graphs below from Bloomberg Financial Services, without independent verification.

PRS-19

Digital Basket-Linked Notes due August 20, 2027

Historical Performance of the EURO STOXX 50® Index

Closing Level
6,000
5,500
5,000
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
08/2015
08/2016
08/2017
08/2018
08/2019
08/2020
08/2021
08/2022
08/2023
08/2024
08/2025
Date

Source: Bloomberg

Historical Performance of the TOPIX® Index

Closing Level
3,500
3,000
2,500
2,000
1,500
1,000
500
0
08/2015
08/2016
08/2017
08/2018
08/2019
08/2020
08/2021
08/2022
08/2023
08/2024
08/2025
Date

Source: Bloomberg

PRS-20

Digital Basket-Linked Notes due August 20, 2027

Historical Performance of the FTSE® 100 Index

9,500
9,000
8,500
8,000
7,500
7,000
6,500
6,000
5,500
5,000
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
Closing Level
08/2015
08/2016
08/2017
08/2018
08/2019
08/2020
08/2021
08/2022
08/2023
08/2024
08/2025
Date

Source: Bloomberg

Historical Performance of the Swiss Market Index

14,000
13,000
12,000
11,000
10,000
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
Closing Level
08/2015
08/2016
08/2017
08/2018
08/2019
08/2020
08/2021
08/2022
08/2023
08/2024
08/2025
Date

Source: Bloomberg

PRS-21

Digital Basket-Linked Notes due August 20, 2027

Historical Performance of the S&P/ASX 200 Index

9,500
9,000
8,500
8,000
7,500
7,000
6,500
6,000
5,500
5,000
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
Closing Level
08/2015
08/2016
08/2017
08/2018
08/2019
08/2020
08/2021
08/2022
08/2023
08/2024
08/2025
Date

Source: Bloomberg

Hypothetical Historical Basket Levels

The following graph is based on the hypothetical basket closing levels for the period from August 18, 2015 through August 18, 2025 assuming that the basket closing level was 100 on August 18, 2015. We derived the basket closing levels based on the method to calculate the basket closing level as described in this Pricing Supplement and on actual closing levels of the relevant basket underliers on the relevant date. The basket closing level has been normalized such that its hypothetical level on August 18, 2015 was 100. As noted in this Pricing Supplement, the initial basket level was set at 100 on the trade date. The basket closing level can increase or decrease due to changes in the levels of the basket underliers.

Hypothetical Historical Performance of the Basket

200
180
160
140
120
100
80
60
40
20
0
Closing Levels
08/2015
08/2016
08/2017
08/2018
08/2019
08/2020
08/2021
08/2022
08/2023
08/2024
08/2025
Date

PRS-22

Digital Basket-Linked Notes due August 20, 2027

SUPPLEMENTAL PLAN OF DISTRIBUTION

GS&Co. has agreed to purchase the notes at a discount reflecting commissions of $15.00 per $1,000 principal amount of notes. A fee will also be paid to iCapital Markets LLC (“iCapital”), a broker-dealer with no affiliation with us, for services it is providing in connection with this offering. An affiliate of GS&Co. holds an indirect minority equity interest in iCapital. At the time we issue the notes, we will enter into certain hedging arrangements (which may include call options, put options or other derivatives) with GS&Co. or one of its affiliates.

We will deliver the notes against payment therefor in New York, New York on a date that is more than one business day following the trade date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

While GS&Co. may make markets in the notes, it is under no obligation to do so and may discontinue any market-making activities at any time without notice. The price that GS&Co. makes available from time to time after the issue date at which it would be willing to repurchase the notes will generally reflect its estimate of their value. That estimated value will be based upon a variety of factors, including then prevailing market conditions, our creditworthiness and transaction costs.

The price at which you purchase the notes includes costs that the Bank. GS&Co. or our or its affiliates expect to incur and profits that the Bank, GS&Co. or our or its affiliates expect to realize in connection with hedging activities related to the notes, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the notes.

PRS-23

Digital Basket-Linked Notes due August 20, 2027

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a brief summary of the material U.S. federal income tax considerations relating to an investment in the notes. The following summary is not complete and is both qualified and supplemented by the discussion entitled “Material U.S. Federal Income Tax Consequences” in the accompanying Underlying Supplement, which you should carefully review prior to investing in the notes.

The U.S. federal income tax considerations of your investment in the notes are uncertain. No statutory, judicial or administrative authority directly discusses how the notes should be treated for U.S. federal income tax purposes. In the opinion of our tax counsel, Mayer Brown LLP, it would generally be reasonable to treat the notes as prepaid cash-settled derivative contracts. Pursuant to the terms of the notes, you agree to treat the notes in this manner for all U.S. federal income tax purposes. If this treatment is respected, you should generally recognize capital gain or loss upon the sale, exchange or payment upon maturity in an amount equal to the difference between the amount you receive in such transaction and the amount that you paid for your notes. Such gain or loss should generally be treated as long-term capital gain or loss if you have held your notes for more than one year.

The expected characterization of the notes is not binding on the IRS or the courts. It is possible that the IRS would seek to characterize the notes in a manner that results in tax consequences to you that are different from those described above or in the accompanying Underlying Supplement. Such alternate treatments could include a requirement that a holder accrue ordinary income over the life of the notes or treat all gain or loss at maturity as ordinary gain or loss. For a more detailed discussion of certain alternative characterizations with respect to the notes and certain other considerations with respect to an investment in the notes, you should consider the discussion set forth in “Material U.S. Federal Income Tax Consequences” of the accompanying Underlying Supplement. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the notes for U.S. federal income tax or other tax purposes.

With respect to the discussion in the Underlying Supplement regarding “dividend equivalent” payments, the IRS has issued a notice that provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027.

PRS-24

Digital Basket-Linked Notes due August 20, 2027

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Blake, Cassels & Graydon LLP, our Canadian tax counsel, the following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereto (the “Canadian Tax Act”) generally applicable at the date hereof to a purchaser who acquires beneficial ownership of a note pursuant to this Pricing Supplement and who for the purposes of the Canadian Tax Act and at all relevant times: (a) is neither resident nor deemed to be resident in Canada; (b) deals at arm’s length with CIBC and any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of the note; (c) does not use or hold and is not deemed to use or hold the note in, or in the course of, carrying on a business in Canada; (d) is entitled to receive all payments (including any interest and principal) made on the note; (e) is not a, and deals at arm’s length with any, “specified shareholder” of CIBC for purposes of the thin capitalization rules in the Canadian Tax Act; and (f) is not an entity in respect of which CIBC or any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of, loans or otherwise transfers the note is a “specified entity”, and is not a “specified entity” in respect of such a transferee, in each case, for purposes of the Hybrid Mismatch Rules, as defined below (a “Non-Resident Holder”). Special rules which apply to non-resident insurers carrying on business in Canada and elsewhere are not discussed in this summary.

This summary assumes that no amount paid or payable to a holder described herein will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of the rules in the Canadian Tax Act with respect to “hybrid mismatch arrangements” (the “Hybrid Mismatch Rules”). Investors should note that the Hybrid Mismatch Rules are highly complex and there remains significant uncertainty as to their interpretation and application.

This summary is supplemental to and should be read together with the description of material Canadian federal income tax considerations relevant to a Non-Resident Holder owning notes under “Material Income Tax Consequences — Canadian Taxation” in the accompanying Prospectus and a Non-Resident Holder should carefully read that description as well.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Resident Holder. Non-Resident Holders are advised to consult with their own tax advisors with respect to their particular circumstances.

Based on Canadian tax counsel’s understanding of the Canada Revenue Agency’s administrative policies and having regard to the terms of the notes, interest payable on the notes should not be considered to be “participating debt interest” as defined in the Canadian Tax Act and accordingly, a Non-Resident Holder should not be subject to Canadian non-resident withholding tax in respect of amounts paid or credited or deemed to have been paid or credited by CIBC on a note as, on account of or in lieu of payment of, or in satisfaction of, interest.

Non-Resident Holders should consult their own advisors regarding the consequences to them of a disposition of the notes to a person with whom they are not dealing at arm’s length for purposes of the Canadian Tax Act.

PRS-25

Digital Basket-Linked Notes due August 20, 2027

VALIDITY OF THE NOTES

In the opinion of Blake, Cassels & Graydon LLP, as Canadian counsel to the Bank, the issue and sale of the notes has been duly authorized by all necessary corporate action of the Bank in conformity with the indenture, and when the notes have been duly executed, authenticated and issued in accordance with the indenture, the notes will be validly issued and, to the extent validity of the notes is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of the Bank, subject to applicable bankruptcy, insolvency and other laws of general application affecting creditors’ rights, equitable principles, and subject to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada). This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the indenture and the genuineness of signature, and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the opinion letter of such counsel dated June 6, 2023, which has been filed as Exhibit 5.2 to the Bank’s Registration Statement on Form F-3 filed with the SEC on June 6, 2023.

In the opinion of Mayer Brown LLP, when the notes have been duly completed in accordance with the indenture and issued and sold as contemplated by this Pricing Supplement and the accompanying Underlying Supplement, Prospectus Supplement and Prospectus, the notes will constitute valid and binding obligations of the Bank, entitled to the benefits of the indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. This opinion is given as of the date hereof and is limited to the laws of the State of New York. This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the indenture and such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated June 6, 2023, which has been filed as Exhibit 5.1 to the Bank’s Registration Statement on Form F-3 filed with the SEC on June 6, 2023.

PRS-26

Digital Basket-Linked Notes due August 20, 2027

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this Pricing Supplement or the accompanying Underlying Supplement, Prospectus Supplement or Prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither this Pricing Supplement nor the accompanying Underlying Supplement, Prospectus Supplement or Prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Pricing Supplement and the accompanying Underlying Supplement, Prospectus Supplement and Prospectus is current only as of the respective dates of such documents.

TABLE OF CONTENTS
Pricing Supplement
Page
Additional Information Regarding Estimated Value of the Notes	PRS-1
About this Pricing Supplement	PRS-2
Summary Information	PRS-3
Supplemental Terms of the Notes	PRS-6
Hypothetical Examples	PRS-7
Additional Risk Factors Specific to Your Notes	PRS-13
The Basket and the Basket Underliers	PRS-19
Supplemental Plan of Distribution	PRS-23
United States Federal Income Tax Considerations	PRS-24
Certain Canadian Federal Income Tax Considerations	PRS-24
Validity of the Notes	PRS-26

Equity Index Underlying Supplement dated September 5, 2023
Risk Factors	S-1
Use of Proceeds and Hedging	S-9
Index Descriptions	S-10
The Dow Jones Industrial Average®	S-10
The EURO STOXX 50® Index	S-12
The EURO STOXX® Banks Index	S-14
The FTSE® 100 Index	S-15
The Hang Seng Index	S-17
The JPX-Nikkei Index 400	S-19
The MSCI Indices	S-21
The Nasdaq-100 Index®	S-26
The Nikkei Stock Average Index	S-29
The Russell Indices	S-31
The S&P®/ASX 200 Index	S-34
The S&P Select Industry Indices	S-37
The S&P Select Sector Indices	S-40
The S&P U.S. Indices	S-43
The Swiss Market Index®	S-48
The TOPIX® Index	S-50
Certain Terms of the Notes	S-52
The Bank’s Estimated Value of the Notes	S-58
Material Canadian Federal Income Tax Consequences	S-59
Material U.S. Federal Income Tax Consequences	S-59
Prospectus Supplement dated September 5, 2023
About this Prospectus Supplement	S-1
Risk Factors	S-1
Use of Proceeds	S-14
Description of the Notes We May Offer	S-15
Supplemental Plan of Distribution (Conflicts of Interest)	S-45
Prospectus dated September 5, 2023
About this Prospectus	i
Forward-Looking Statements	i
Available Information	iii
Documents Incorporated by Reference	iii
Presentation of Financial Information	iv
Canadian Imperial Bank of Commerce	iv
Risk Factors	1
Use of Proceeds	1
Description of Senior Debt Securities	1
Material Income Tax Consequences	23
Plan of Distribution (Conflicts of Interest)	34
Certain Considerations for U.S. Plan Investors	38
Limitations on Enforcement of U.S. Laws Against CIBC, Its Management and Others	39
Validity of Securities	40
Experts	40

PRS-27

$64,020,000

Canadian Imperial Bank of Commerce Senior Global Medium-Term Notes Digital Basket-Linked Notes due August 20, 2027

Goldman Sachs & Co. LLC